Exhibit 99.1

OptimizeRx Sales Pipeline Up 79% to $84 Million in 2019; Company Reiterates Strong Q4 and 2020 Outlook

ROCHESTER, MI., (December 9, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health solutions for pharmaceutical companies, payers, medtech and medical associations, reported its sales pipeline, which is comprised of outstanding request for proposals (RFPs) submitted, has increased 79% to $84 million in 2019 as compared to last year. The company’s RFPs have historically realized a 35%-50% close rate.

“Our sales pipeline growth is being driven by an accelerated migration to digital solutions by pharma, along with a greater focus on patient experience,” noted Stephen Silvestro, chief commercial officer of OptimizeRx.

“In addition to the significant pipeline growth,” continued Silvestro, “we recently reported that we had five enterprise opportunities totaling $30 million currently under review by our clients. They address the need for holistic solution set for improving adherence which we are well positioned to deliver on. We’ve now signed and moved into contracting with several of these and are seeing the appropriate engagement with our clients on the others.”

OptimizeRx’s enhanced core messaging solutions coupled with its recent acquisitions have expanded the company’s total addressable market by adding digital care and health management to its solution set. This has made the company better able to address its existing HCP messaging market, estimated at more than $2.4 billion, but also has expanded its reach into patient engagement, digital therapeutics and care management, bringing its total addressable market to north of $48 billion.

“Our integrated platform approach also allows us to address the needs of a much larger group of manufacturers and we have identified 29 whose needs directly align with our new platform solution,” added Silvestro. “The benefits of this integration have begun to appear in the growth of our aggregate pipeline, including an increase of our average deal size from $130,000 in 2018 to $300,000 in 2019.”

According to OptimizeRx CEO William Febbo: “As we continue to penetrate the market, we see our core digital point of care messaging business continuing to grow and are excited about the opportunities with our patient engagement programs. In fact, within our pipeline, over 20 clients have increased their spend for 2020 which gives us confidence in another year of record growth.”

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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